UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)
Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 7, 2017, we entered into extension agreement to an existing consulting agreement dated November 4, 2015, as amended as of July 20, 2016, September 19, 2016 and January 1, 2017, with, Jeffrey F. O'Donnell, Sr. Chairman of our Board of Directors.  The amendment extended the termination date of the consulting agreement from June 30, 2017 to December 31, 2017.  Mr. O'Donnell is to provide the following consulting services:  advice to the Company and its management team in connection with the integration and operation of the Company's expanded business, including the dermatology market, operations, sales and marketing team and initiatives, strategic support and investor relations. The other terms of the agreements remain unmodified.
Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Extension Agreement dated as of July 7, 2017 between Strata Skin Sciences, Inc. and Jeffrey F. O'Donnell, Sr.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.
By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date July 11, 2017

Exhibit Index

Exhibit No.                          Exhibit Description
10.1	Extension Agreement dated as of July 7, 2017 between Strata Skin Sciences, Inc. and Jeffrey F. O'Donnell, Sr.